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                                                                  EXHIBIT 10.6.1

                                    AGREEMENT

          This Agreement is entered into as of February 6, 1995 between Fibreboard Corporation ("Fibreboard") and The Home Insurance Company ("Home") (collectively the "Parties").

          WHEREAS, under date of May 27, 1987, the Parties entered into an "Agreement of Compromise, Settlement and Release" relating to asbestos personal injury claims; and

          WHEREAS, under date of December 23, 1993, Fibreboard entered into a "Global Settlement Agreement" with Continental Casualty Company, CNA Casualty Company of California, Columbia Casualty Company, Pacific Indemnity Company and a Settlement Class relating to asbestos personal injury claims; and

          WHEREAS, in connection with the Global Settlement Agreement the settling parties established an escrow pursuant to an "Escrow Agreement"; and

          WHEREAS, the Global Settlement Agreement and Escrow Agreement have been recently amended in the form attached hereto as Exhibit 1:

          NOW THEREFORE, the Parties agree as follows:

          1. On or before February 10, 1995, Home will pay into the Escrow Account the amount of $9,892,223 (the "Principal Amount") together with simple interest on said amount at the rate of 3.085% from and after January 1, 1994 until the date of payment as a separate escrow fund ("New Escrow Fund").

                                       1.

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          2.   In accordance with the Escrow Agreement, as amended, the
amounts paid by Home into the New Escrow Fund will be held as a separate fund in the Escrow Account and will earn interest in accordance with the terms of the Escrow Agreement. Neither the amounts paid into the New Escrow Fund nor any interest earned thereon shall be used to make any of the distributions permitted under Section 5(b) of the Escrow Agreement.

          3. At such time as the Escrow Account terminates, the amounts held in the New Escrow Fund by Home and interest thereon will be paid as follows:

                    a. In the event of a Global Approval Judgment as defined in the Global Settlement Agreement, the amounts in the New Escrow Fund will be paid to the Trust established under Article 5 of the Global Settlement Agreement.

                    b. In the event of Global Court Disapproval as defined in the Global Settlement Agreement, the amount in the New Escrow Fund will be paid to Home.

          4. The payments by Home pursuant to this Agreement shall be deemed to be payments under the Parties' May 27, 1987 agreement. In the event of Global Approval Judgment, Home's obligations under the May 27, 1987 agreement shall be deemed satisfied. In the event amounts are paid back to Home under paragraph 3.b above, any portion of the Principal Amount repaid to Home will be made available to Fibreboard under and in accordance with the terms of the May 27, 1987 agreement.

                                       2.


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          5.   Fibreboard will cause to be entered a dismissal without prejudice as against The Home Insurance Company in FIBREBOARD V. CONTINENTAL CASUALTY COMPANY, No. 844903, pending in the Superior Court of the State of California, County of San Francisco.

                                        FIBREBOARD CORPORATION



Dated:      2/6   , 1995                By  /s/ Michael R. Douglas
       -----------                         ---------------------------
                                           Michael R. Douglas
                                           Senior Vice President
                                           and General Counsel


                                        THE HOME INSURANCE COMPANY


Dated:     3/1    , 1995                By  /s/ James F. Duhig
       -----------                         ---------------------------
                                             James F. Duhig
                                             Assist. Vice President

                                       3.